SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 26, 2008

Goldspan Resources, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-146442	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10300 W. Charleston Blvd. 13-56, Las Vegas, Nevada	89135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (702) 480-5082

#903-583 Beach Crescent Ave., Vancouver, B.C. V6Z 3E6 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement

The information set forth in Item 2.01 of this Current Report on Form 8-K that relates to the entry into a material definitive agreement is incorporated by reference into this Item 1.01.

SECTION 2 – Financial Information

Item 2.01  Completion of Acquisition or Disposition of Assets

Pursuant to a Purchase Agreement, we transferred our Pepper Hope mineral claim located in British Columbia to Mr. Jeff Wiegel, our former officer and director (the “Split-Off”).  In exchange for receiving ownership of the Pepper Hope claim, Mr. Wiegel has delivered all of his 2,500,000 shares of common stock back to us for cancellation.  As part of the Split-off, Mr. Wiegel agreed to assume any and all liabilities which may be related to the Pepper Hope mineral claim.

As a result of the Split-Off, we are no longer pursuing our business plan of exploring mineral properties in British Columbia.  Our business plan was to explore the Pepper Hope claim for any commercially exploitable base or precious metal deposits. Since the inception of this plan of operations, however, we have experienced continual delays in locating and retaining proper geologists to perform the planned field work at reasonable cost and have suffered mounting financial losses.  As a result, we have not been able to continue with our planned exploration work and have been unable to obtain any additional financing.  Because of the difficulties in completing the initial phases of our exploration program and the resulting need for additional funding, we have determined that our plan of operations is no longer commercially viable.  Following the Split-off, our new management has been evaluating alternative business opportunities with which we can go forward as an operating business. We have not identified any business opportunities thus far, but we are actively looking.  There can be no assurance, however, that we will be able to continue as a going concern.

The foregoing description of the Split-Off does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement between our company and Mr. Wiegel, filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

SECTION 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 5.01 of this Current Report on Form 8-K that relates to the unregistered sale of equity securities is incorporated by reference into this Item 3.02.

SECTION 5 – Corporate Governance and Management

Item 5.01  Changes in Control of Registrant

On August 26, 2008, Mr. Jeff Wiegel, our President, Chief Executive Officer, Chief Financial Officer and director, agreed to return all of his 2,500,000 shares of our issued and outstanding common stock to the company for cancellation under the Split-off as discussed above.

On August 27, 2008, Mr. Alan Shinderman agreed to purchase 750,000 shares of our common stock at a price of $0.001 per share, resulting in total proceeds to the Company of $7,500.  The sale of these shares to Mr. Shinderman was exempt from registration under Section 4(2) of the Securities Act.

 As a result of the cancellation of all of Mr. Wiegel’s shares under the Split-off and the purchase of new stock by Mr. Shinderman as described above, Mr. Shinderman is now our largest shareholder and holds approximately 11.92% of our issued and outstanding common stock.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 26, 2008, the board of directors accepted the resignation of Jeff Wiegel as our sole officer and director and appointed Mr. Alan Shinderman to act as a member of our board of directors and as President, Secretary-Treasurer, Chief Executive Officer, and Chief Financial Officer.   There was no known disagreement with Mr. Wiegel regarding our operations, policies, or practices.

Mr. Shinderman is now our sole officer and director.  Mr. Shinderman has worked as a financial planner and asset manager for approximately twenty years. He formed his full service financial planning firm, Shinderman & Associates, in approximately 1986. The firm relocated to Aspen, Colorado, and changed its name to Aspen Asset Management in 1990. Mr. Shinderman opened a second office in Las Vegas, Nevada, in 1993 and has lived in Las Vegas full time since approximately 2003.

There are no family relationships between Mr. Shinderman and any of our directors or executive officers.

Mr. Shinderman has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.  At this time, we do not have any employment agreement with Mr. Shinderman.

SECTION 8 – OTHER EVENTS

Item 8.01  Other Events

As a result of the transactions described above, our corporate offices have been moved and our phone number has changed.  Our new office address and phone number is:

10300 W. Charleston Blvd.  13-56
Las Vegas, Nevada 89135

Phone: (702) 480-5082

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

Exhibit No.	Description
10.1	Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Goldspan Resources, Inc.

/s/Alan Shinderman
Alan Shinderman
President and CEO
Date: September 2, 2008